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                                                                     EXHIBIT 1.1

                                2,500,000 SHARES

                         SHURGARD STORAGE CENTERS, INC.

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               September 5, 2001

SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

        Shurgard Storage Centers, Inc., a Washington corporation (the "Company"), proposes to issue and sell an aggregate of 2,500,000 shares (the "Firm Shares") of its Class A common stock, $0.001 par value per share ("Common Stock"), to Salomon Smith Barney Inc. (the "Underwriter"). The Company also proposes to sell to the Underwriter, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 375,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

        As used herein, the term "Properties" refers to the properties listed on
Schedule I hereto which represent, as of June 30, 2001, all of the real property in which the Company, either directly or through its Subsidiaries (as defined herein) or through ownership of interests in any Joint Venture (as defined herein), owns an interest.

        The Company wishes to confirm as follows its agreement with the Underwriter in connection with the purchase of the Shares by the Underwriter.

        1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 333-54392) under the Act (the "registration statement"), including a prospectus relating to the Shares; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement and any post-effective amendments thereto have become effective under the Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the Act.

        The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it became

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effective, as supplemented or amended prior to the execution of this Agreement.
If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares under Rule 415 of the Act dated the date hereof in the form first filed with the Commission on or after the date hereof (the "Prospectus Supplement"). The term "Prepricing Prospectus Supplement" as used in this Agreement means the Base Prospectus together with any prospectus supplement subject to completion included in the registration statement as filed with the Commission pursuant to Rule 424(b) under the Act, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Prepricing Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

        2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company, at a purchase price of $28.263 per Share (the "purchase price per share"), the Firm Shares.

        The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Company contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, the Underwriter shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "Over-allotment Option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus Supplement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange (the "NYSE") is open for trading), up to an aggregate of 375,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

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        3.      Terms of Public Offering. The Company has been advised by you that you propose to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

        4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of and payment for the Firm Shares shall be made at the office of Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on September 11, 2001 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

        Delivery to the Underwriter of and payment for any Additional Shares to be purchased by the Underwriter shall be made at the office of Salomon Smith Barney Inc. mentioned above at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you to the Company of your determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement between you and the Company.

        Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or any Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

        5. Agreements of the Company. The Company agrees with the Underwriter as follows:

                (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of


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        any stop order suspending the effectiveness of the Registration
        Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                (c) The Company will furnish to you upon your request, without charge (i) two copies of the signed registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) two copies of the exhibits to the Incorporated Documents.

                (d) Prior to the end of the period of time referred to in the first sentence in paragraph (f) below, the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                (e) The Company will use its best efforts to meet the requirements to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") unless the Company's Board of Directors determines by resolution that it is in the best interests of the Company's stockholders not to so qualify.

                (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer, the Company will expeditiously deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in the United States in which the Shares are offered by the Underwriter and


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        by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriter and any dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                (g) The Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offering and sale by the Underwriter and by any dealers under the securities or Blue Sky laws of such jurisdictions in the United States as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                (h) During the period of five years hereafter, the Company will furnish to you upon request (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than by notice given by you terminating this Agreement pursuant to Section 10 or
        Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including reasonable fees and expenses of your counsel) incurred by you in connection herewith, but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Shares.

                (j) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement.

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                (k)     The Company will (i) prepare and timely file with the
        Commission under Rule 424(b) of the Act a Prospectus Supplement containing information previously omitted at the time of effectiveness of the Registration Statement and (ii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus Supplement and prior to the termination of the offering of the Shares by the Underwriter.

                (l) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 30 days after the date of the Prospectus Supplement, without the prior written consent of Salomon Smith Barney Inc., except for (i) options or Common Stock issued pursuant to stock option or stock purchase plans as described in the Registration Statement, the Prospectus or the Incorporated Documents and (ii) Common Stock issued upon conversion of the Company's Class B Common Stock.

                (m) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors.

                (n) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                (o) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

        6. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

                (a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus, the Prepricing Prospectus Supplement and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by or on behalf of the Underwriter expressly for use therein.

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                (b)     The Incorporated Documents heretofore filed, when they
        were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (c) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                (d) The Company is a corporation duly organized and validly existing under the laws of the State of Washington, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified (or has made application to become registered and qualified and knows of no reason why such application should be denied) to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

                (e) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed on Schedule II hereto. The Company's ownership interest in such Subsidiary is as set forth on Schedule II. Each Subsidiary is a corporation duly organized, validly existing and, where applicable, in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or


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        qualify does not have a material adverse effect on the condition
        (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; except as set forth on Schedule II, all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the interests owned or held by the Company, directly or indirectly, in each of the Subsidiaries are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (f) All of the joint ventures in which the Company or any Subsidiary owns any interest (the "Joint Ventures") are listed on
        Schedule III hereto. The Company's (or Subsidiary's, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule
        III. Each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described or incorporated by reference in the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of unfavorable ruling or decision, would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; each of the Joint Ventures has good and marketable title to all of its real property and to any improvements thereon and all other assets that are used in the operation of the Joint Venture's business, except where the failure to have such title would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                (h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness


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        or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such violation or default does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby
        (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
        (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                (j) The accountants, Deloitte & Touche LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                (k) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the consolidated Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

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                (l)     The execution and delivery of, and the performance by
        the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                (m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries other than as a result of borrowings made by the Company under its credit facility in the ordinary course of business, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                (n) (i) The Company has good and marketable title to all of the properties (including the Properties listed as wholly owned by the Company or any of the Subsidiaries on Schedule I hereto) and assets reflected in the financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus or on Schedule I hereto) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming, to the extent such leases are described therein, to the descriptions thereof set forth in or incorporated by reference into the Registration Statement or Prospectus; (iii) no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iv) no person has an option to purchase all or any part of any Property or any interest therein other than the Company and as disclosed in Schedule I hereto; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement or the Prospectus and except for such failures to comply that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (vi) there are in effect for the assets of the Company and the Properties insurance coverages that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and the Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (o) The Company has title policies in effect or binding commitments from title insurance companies for the issuance of title insurance on each of the Properties, except where the failure to have such title insurance would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus Supplement, the Prospectus or other materials, if any, permitted by the Act.

                (q) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") and agreements with third parties relating to ownership or use of any Property by the Company or any Subsidiary, as the case may be, as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits and agreements would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and agreements and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit or agreement, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits or agreements contains any restriction that would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (s) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                (t) The Company and each of the Subsidiaries have filed all federal, state and foreign tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such failure to file or default in payment would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (u) No holder of any security of the Company has any right to require registration of shares of capital stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

                (v) The Company and the Subsidiaries own or possess in the United States all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses and the Company is not aware of any claim to the contrary or any challenge by any other person in the United States or in any foreign jurisdiction to the rights of the Company and the Subsidiaries with respect to the foregoing which claim or challenge, if determined adversely to the Company, would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                (w) Except as otherwise disclosed in the Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, including the Properties (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except as otherwise disclosed in the Prospectus, the Company has not received any written or oral notice from any governmental entity or any other person and to the knowledge of the Company there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
        Section 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

                (x) The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 858 of the Code for each of its taxable years ended December 31, 1994 through December 31, 2000, and the Company's current organization and method of operation should enable it to continue to qualify as a real estate investment trust under the Code.

                (y) Neither the Company nor any Subsidiary is or will become as a result of the transactions contemplated hereby, or will conduct its business in a manner in which it would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                (z) The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations" fairly and accurately state the federal income tax considerations that would be material to a holder of Common Stock.

        7.      Indemnification and Contribution.

                (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus Supplement or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus Supplement shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus Supplement was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company, the Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the Company and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of
        Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus Supplement, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus Supplement, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

                (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

        8. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

                (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the registration statement to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company or the Subsidiaries, taken as a whole, not contemplated by the Prospectus, which in your opinion would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion adversely affect the market for the Shares.

                (c) You shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Perkins Coie LLP, counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be and addressed to you substantially in the form of Annex A hereto. In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Washington, provided that
        (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriter is justified in relying thereon.

                (d) You shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of King & Spalding, counsel for the Underwriter, dated the Closing Date or Option Closing Date, as the case may be, and addressed to you with respect to the matters referred to in clauses (vi), (viii), (ix) (second clause only), (xiii) (excluding documents incorporated by reference) and (xviii) of Annex A hereto and such other related matters as you may request.

                (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date or Option Closing Date, as the case may be, from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date;
        (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the consolidated total debt (defined as lines of credit plus notes payable) of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date or Option Closing Date, as the case may be as if made on and as of the Closing Date or Option Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or Option Closing Date, as the case may be and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in
        Section 8(g) hereof.

                (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                (h) Prior to the Closing Date the Shares shall have been accepted for listing, subject to notice of issuance, on the New York Stock Exchange.

                (i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

        Any certificate or document signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

        The obligation of the Underwriter to purchase Additional Shares hereunder is subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

        9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, the Prospectus Supplement and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriter relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

        10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you by notifying the Company.

        Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed within 24 hours by letter.

        11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities of the Company or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the states of New York or Washington shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable (x) to commence or continue the offering of the Shares at the offering price set forth on the cover page of the Prospectus to the public or (y) to enforce contracts for the resale of the Shares by the Underwriter. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

        12. Information Furnished by the Underwriter. The statements set forth in the last paragraph of the cover page and the table immediately preceding such paragraph and the statements contained in the third paragraph under the caption "Underwriting" in the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 6(a) and 7 hereof.

        13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 1155 Valley Street, Suite 400, Seattle, Washington 98109, Attention:
Christine M. McKay, Esq., Senior Vice President, General Counsel and Secretary; or (ii) if to you at 388 Greenwich Street, New York, New York 10013, Attention:
Manager, Investment Banking Division.

        This Agreement has been and is made solely for the benefit of the Underwriter, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Shares in his status as such purchaser.

        14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

        Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter.

                                   Very truly yours,


                                   SHURGARD STORAGE CENTERS, INC.


                                   By: /s/ Harrell Beck
                                      --------------------------------
                                       Name:  Harrell Beck
                                       Title: Senior Vice President, Chief
                                              Financial Officer and
                                              Treasurer

Confirmed as of the date first
above mentioned.

SALOMON SMITH BARNEY INC.


By: /s/ Paul Ingrassia
   --------------------------------
    Name:  Paul Ingrassia
    Title: Managing Director

                                   SCHEDULE I

                               LIST OF PROPERTIES

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
1     Ahwatukee            Phoenix                AZ        1998       1998      70,000      4.1
2     Airpark              Scottsdale             AZ        1997       1997      49,000      1.3
3     Arrowhead            Phoenix                AZ        1997       1997      67,000      3.2
4     Chandler             Chandler               AZ        1986       1986      71,000      4.0
5     Colonnade            Phoenix                AZ        1998       1997      30,000      2.7
6     Dobson Ranch         Mesa                   AZ        1996       1978      58,000      4.2
7     Houghton Road        Tucson                 AZ        1999       2000      68,000      3.9
8     Mesa                 Mesa                   AZ        1987       1985      99,000      4.8
9     Mill Avenue          Tempe                  AZ        1999       1998      30,000      0.6
10    Phoenix              Phoenix                AZ        1985       1984      78,000      2.7
11    Phoenix East         Phoenix                AZ        1987       1984      66,000      2.0
12    Scottsdale           Scottsdale             AZ        1985     1976/85     47,000      3.0
13    Scottsdale North     Scottsdale             AZ       1985/87     1985     112,000      4.1
14    Shea                 Scottsdale             AZ        1997       1996      43,000      1.3
15    Speedway             Tucson                 AZ        1998       1998      71,000      3.0
16    Tempe                Tempe                  AZ        1984       1976      54,000      3.0
17    Union Hills          Phoenix                AZ        1998       1998      65,000      3.8
18    Val Vista            Gilbert                AZ        1999       1999      52,000      5.5
19    Warner               Mesa                   AZ        1995       1985      61,000      3.1
20    Alicia Parkway       Laguna Hills           CA        1998       1991     100,000      4.5
21    Aliso Viejo          Aliso Viejo            CA        1996       1996      86,000      3.5
22    Antioch              Antioch                CA        1999       1999      57,000      1.8
23    Bloomington          Bloomington            CA        1997       1983      50,000      2.8
24    Blossom Valley       San Jose               CA        1998       1998      64,000      1.4
25    Capital Expressway   San Jose               CA        2000       2000      66,000      1.7
26    Castro Valley        Castro Valley          CA        1996       1975      50,000      2.3
27    Colton               Colton                 CA        1985       1984      73,000      3.8
28    Costa Mesa           Costa Mesa             CA        1999       1998      40,000      1.5
29    Culver City          Los Angeles            CA        1988       1989      77,000      1.4
30    Daly City            Daly City              CA        1995       1989      96,000      5.2

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
31    El Cajon             El Cajon               CA        1986       1977     129,000      6.0
32    El Cerrito           Richmond               CA        1986       1987      62,000      1.5
33    Fontana Sierra       Fontana                CA        1987     1980/85     85,000      3.6
34    Hayward              Hayward                CA        1985       1983      48,000      2.8
35    Huntington Beach     Huntington Beach       CA        1988       1986      99,000      3.3
36    Kearney-Balboa       San Diego              CA        1986       1984      90,000      2.3
37    La Habra             La Habra               CA        1986     1979/91     95,000      7.1
38    Martinez             Martinez               CA        1995       1987      56,000      3.0
39    Mountain View        Mountain View          CA        1987       1986      28,000      0.7
40    Newark               Newark                 CA        1996       1991      61,000      3.1
41    Ontario              Ontario                CA        1996       1984      57,000      2.1
42    Orange               Orange                 CA        1996       1985      89,000      2.8
43    Palo Alto            Palo Alto              CA        1986       1987      48,000      1.4
44    Pinole               Pinole                 CA        1995       1988      37,000      2.5
45    S. San Francisco     San Francisco          CA        1987       1985      56,000      2.1
46    Sacramento           Sacramento             CA        1996       1991      53,000      2.6
47    San Leandro          San Leandro            CA        1996       1991      59,000      2.7
48    San Lorenzo          San Lorenzo            CA        1996       1990      54,000      1.9
49    Santa Ana            Santa Ana              CA        1986     1975/86    167,000      8.1
50    Solana Beach         Solana Beach           CA        1987       1984      87,000      4.5
51    Sunnyvale            Sunnyvale              CA        1986     1974/75    101,000      6.5
52    Tracy                Tracy                  CA        1996       1986      70,000      3.0
53    Union City           Hayward                CA        1985       1985      41,251      2.9
54    Van Ness             San Francisco          CA        1999     1999/1934   84,000      1.6
55    Vista Park           San Jose               CA        2001       2000     111,000      5.0
56    Walnut               Walnut                 CA        1996       1986      97,000      3.6
57    Walnut Creek         Walnut Creek           CA        1999       1987     108,000      (1)
58    Westpark             Irvine                 CA        2000       1999     110,000      5.6
59    Westwood             Santa Monica           CA        1986       1988      64,000      0.3
60    Lakewood             Golden                 CO        1986       1985      67,000      2.7
61    Northglenn           Northglenn             CO        1987       1979      75,000      5.5
62    Tamarac              Denver                 CO        1984       1977      25,000      1.9
63    Thornton             Denver                 CO        1984       1984      41,000      2.4
64    Windermere           Littleton              CO        1984     1977/79     80,000      5.3

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
65    Blue Heron           West Palm Beach        FL        1987       1975     167,000     11.8
66    Brandon              Brandon                FL        1999       1999      69,000      9.5
67    Carrollwood          Tampa                  FL        1999       1999      62,000      2.1
68    Colonial Town        Orlando                FL        2000       2001      56,000      1.5
69    Davie                Davie                  FL        1996       1990      76,000      5.5
70    Daytona Beach        Daytona Beach          FL        1999       1999      74,000      7.2
71    Delray Beach         Delray Beach           FL        1996       1986      77,000      4.5
72    Eau Galllie          Melbourne              FL        1999       1999      59,000      3.7
73    Hyde Park            Tampa                  FL        1999       1999      62,000      2.5
74    Lauderhill           Lauderhill             FL        1997       1986      62,000      4.0
75    Maitland             Orlando                FL        1997       1997      78,000      8.7
76    Margate              Margate                FL        1996       1984      75,000      4.0
77    Military Trail       West Palm Beach        FL        1987       1981     124,000      9.4
78    Oakland Park         Ft. Lauderdale         FL        1985     1974/78    290,000     13.4
79    Oldsmar              Tampa                  FL        2000       2000      53,000      2.9
80    Ormund Beach         Ormond Beach           FL        1999       1999      60,000      6.8
81    Oviedo               Orlando                FL        1997       1997      65,000      9.0
82    Red Bug              Seminole County        FL        1997       1997      75,000      4.3
83    S. Semoran           Orlando                FL        1997       1997      68,000      5.2
84    Seminole             Seminole               FL        1986     1984/85     61,000      2.7
85    South Orange         Orlando                FL        1997       1997      71,000      5.0
86    Vineland             Orlando                FL        1999       1998      48,000      3.3
87    West Town            Altamonte Springs      FL        1998       1998      50,000      2.8
88    West Waters          Tampa                  FL        2000       2000      71,000     14.4
89    Ansley Park          Atlanta                GA        1995       1991      69,000      1.4
90    Brookhaven           Atlanta                GA        1995       1992      66,000      2.0
91    Clairemont           Atlanta                GA        1996       1990      41,000      1.1
92    Decatur              Atlanta                GA        1995       1992      65,000      2.5
93    Forest Park          Forest Park            GA        1996       1980      65,000      7.9
94    Gwinnett             Lawrenceville          GA        1996       1996      71,000      4.4
95    Holcomb Bridge       Roswell                GA        1999       2000      57,000      3.8
96    Jones Bridge         Atlanta                GA        1997       1997      75,000      5.3
97    Lawrenceville        Lawrenceville          GA        1997       1997      74,000      3.4
98    Morgan Falls         Dunwoody               GA        1996       1990      76,000      3.7

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
99    Norcross             Norcross               GA        1996       1984      62,000      9.3
100   Peachtree            Duluth                 GA        1997       1996     100,000      6.2
101   Perimeter            Atlanta                GA        1996       1996      72,000      3.3
102   Roswell              Roswell                GA        1986       1986      57,000      3.8
103   Sandy Plains         Marietta               GA        1998       1998      68,000      6.9
104   Satellite Blvd.      Duluth                 GA        1997       1994      75,000      5.2
105   Stone Mountain       Stone Mountain         GA        1996       1985      61,000     10.1
106   Tucker               Tucker                 GA        1996       1987      60,000      4.6
107   Alsip                Alsip                  IL        1982       1980      79,000      4.6
108   Bolingbrook          Bolingbrook            IL        1997       1997      68,000      1.5
109   Bridgeview           Bridgeview             IL        1985       1983      75,000      4.1
110   Country Club Hills   Country Club Hills     IL        1999       1999      74,000      4.9
111   Dolton               Calumet City           IL        1982       1979      79,000      3.0
112   Fox Valley           Chicago                IL        1998       1998      71,000      4.6
113   Hillside             Hillside               IL        1988       1988      66,000      5.3
114   Lisle                Lisle                  IL        1986     1976/86     53,000      3.4
115   Lombard              Lombard                IL        1982       1980      53,000      3.1
116   Oak Forest           Orland Park            IL        1995       1991      87,000      3.9
117   Palatine             Palatine               IL        2000       2000      52,000      3.9
118   Rolling Meadows      Rolling Meadows        IL        1982       1980      71,000      4.5
119   Schaumburg           Schaumburg             IL        1982       1980      71,000      4.3
120   Schaumburg South     Schaumburg             IL        1999       1999      72,000      5.2
121   Willowbrook          Willowbrook            IL        1986     1979/82     44,000      3.3
122   Allisonville         Indianapolis           IN        1997       1987      90,000      7.4
123   Carmel               Carmel                 IN        1996       1996      61,000      4.3
124   Castleton            Indianapolis           IN        1998       1988      48,000      3.6
125   College Park         Indianapolis           IN        1986       1984      68,000      6.0
126   County Line          SouthPort              IN        1998       1998      72,000      4.5
127   Downtown Indy        Indianapolis           IN        1999       1999      61,000      1.2
128   Eaglecreek           Indianapolis           IN        1998       1998      73,000      5.1
129   East Washington      Indianapolis           IN        1999       1999      69,000      4.7
130   Georgetown           Indianapolis           IN        1996       1996      72,000      4.2
131   Glendale             Indianapolis           IN        1986       1985      60,000      5.6
132   Annapolis            Annapolis              MD        1998       1998      69,000      3.2

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
133   Briggs Chaney        Silver Spring          MD        1994       1987      28,000      2.0
134   Clinton              Clinton                MD        1986       1985      30,000      2.0
135   Crofton              Gambrills              MD        1988       1985      40,000      2.1
136   Frederick            Frederick              MD        1994       1987      32,000      1.7
137   Gaithersburg         Gaithersburg           MD        1994       1986      77,000      5.4
138   Germantown           Germantown             MD        1994       1988      45,000      1.9
139   Laurel               Laurel                 MD        1988       1984      30,000      2.0
140   Oxon Hill            Ft. Washington         MD        1994       1987      28,000      1.3
141   Suitland             Suitland               MD        1987       1985      45,000      2.7
142   Ann Arbor            Ann Arbor              MI        1988       1977      62,000      3.9
143   Canton               Canton                 MI        1988       1986      56,000      3.3
144   Canton Township      Canton Township        MI        2000       2000      68,000      4.1
145   Clinton Township     Clinton Township       MI        1999       1999      70,000      5.0
146   Flint East           Flint                  MI        1997       1977      45,000      2.7
147   Fraser               Fraser                 MI        1988       1985      73,000      5.2
148   Grand Rapids         Grand Rapids           MI        1983       1978      45,000      3.2
149   Jackson              Jackson                MI        1997       1978      49,000      3.1
150   Kalamazoo            Kalamazoo              MI        1980       1980      41,000      3.0
151   Lansing              Lansing                MI        1983     1978/79     40,000      2.5
152   Livonia              LIvonia                MI        1988       1985      67,000      4.8
153   Madison Heights      Detroit                MI        1995       1977      66,000      4.1
154   Plymouth             Canton Township        MI        1985       1979      62,000      5.3
155   Rochester            Utica                  MI        1996       1989      57,000      4.8
156   Southfield           Southfield             MI        1983       1976      76,000      4.3
157   Sterling Heights     Sterling Heights       MI        1996       1986     105,000      8.9
158   Taylor               Taylor                 MI        1995       1980      83,000      4.2
159   Troy East            Troy                   MI        1981     1975/77     81,000      4.8
160   Troy West            Troy                   MI        1983       1979      88,000      5.2
161   Walled Lake           Walled Lake           MI       1985/89     1984      69,000      4.3
162   Warren               Warren                 MI        1988       1985      68,000      4.6
163   SouthHaven           Memphis                MS        1998       1998      43,000      7.7
164   Capital Blvd.        Raleigh                NC        1994       1984      34,000      2.1
165   Cary                 Cary                   NC        1994       1984      58,000      4.7
166   Creedmoor            Raleigh                NC        1997       1997      72,000      5.1

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
167   Garner               Garner                 NC        1994       1987      28,000      3.1
168   Glenwood             Raleigh                NC        1994       1983      31,000      1.9
169   Morrisville          Morrisville            NC        1994       1988      40,000      3.3
170   Bricktown            Bricktown              NJ        1999       2000      71,000      4.6
171   Old Bridge           Matawan                NJ        1987       1987      77,000      6.1
172   Beth Page            Long Island            NY        2000       2000      81,000      3.5
173   Commack              Huntington             NY        1999       1999      80,000      5.2
174   Gold                 Brooklyn               NY        1986       1940     102,000      0.4
175   Great Neck           Long Island            NY        1999       1929      20,000      0.4
176   Hempstead            Hempstead              NY        1999       1999      70,000      2.3
177   Melville             Long Island            NY        1998       1998      74,000      7.4
178   Nesconset            Long Island            NY        2000       2000      50,000      3.1
179   Northern             Long Island City       NY        1987       1940      76,000      1.9
180   Utica                Brooklyn               NY        1986       1964      75,000      1.1
181   Van Dam              Long Island City       NY        1986       1925      56,000      0.5
182   Yonkers              Yonkers                NY        1986       1928     100,000      1.6
183   Riverside            Tulsa                  OK        2001       2001      54,000      1.9
184   16th and Sandy       Portland               OR        1995       1973      26,000      0.5
185   Allen Blvd.          Beaverton              OR        1996       1973      42,000      2.6
186   Barbur Boulevard     Portland               OR        1995       1993      67,000      2.8
187   Beaverton            Beaverton              OR        1985       1974      25,000      2.0
188   Denny Road           Beaverton              OR        1989       1988      65,000      6.2
189   Division             Portland               OR        1996       1992      47,000      2.0
190   Gresham              Portland               OR        1996       1996      64,000      4.4
191   Hillsboro            Portland               OR        1996       1996      65,000      8.9
192   King City            Tigard                 OR        1987       1986      83,000      4.9
193   Liberty Road         Salem                  OR        1995       1993      54,000      4.4
194   Milwaukie            Milwaukie              OR        1996       1990      62,000      3.3
195   Oregon City          Portland               OR        1995       1992      57,000      3.2
196   Portland             Portland               OR        1988       1988      49,000      2.1
197   Salem                Salem                  OR        1983     1979/81     67,000      3.8
198   Airport              Philadelphia           PA        1986       1985      96,000      6.7
199   Edgemont             Philadelphia           PA        1995       1992      64,000      5.5
200   Painter's Crossing   Philadelphia           PA        1998       1998      49,000      3.3

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
201   West Chester         West Chester           PA        1986       1980      84,000      7.0
202   Franklin             Nashville              TN        1995       1995      55,000      3.3
203   Hermitage            Nashville              TN        1995       1995      65,000      2.8
204   Hickory Hollow       Nashville              TN        1997       1997      46,000      2.5
205   Medical Center       Nashville              TN        1994       1995      60,000      2.3
206   Rivergate            Nashville              TN        1996       1996      46,000      4.7
207   South Main           Memphis                TN        1999       1999      21,000      1.6
208   Stones River         Murfeesboro            TN        1998       1998      39,000      3.3
209   Sycamore             Memphis                TN        1998     1984/88     45,000      3.1
210   Winchester           Memphis                TN        1998       1988      65,000      8.9
211   Wolfchase            Memphis                TN        1997       1997      39,000      1.8
212   Arlington/Forum 303  Arlington              TX        1986       1984      57,000      2.7
213   Bandera Road         San Antonio            TX        1988       1981      75,000      3.6
214   Bedford              Bedford                TX        1985       1984      69,000      2.7
215   Bee Caves Road       Austin                 TX        1999       1999      68,000     11.0
216   Beltline Road        Irving                 TX        1989     1985/86     68,000      6.3
217   Blanco Road          San Antonio            TX        1988     1989/91     66,000      3.6
218   Champions            Houston                TX        1998       1998      65,000      3.7
219   Cinco Ranch          Houston                TX        1999       1998      57,000      3.0
220   Cityplace            Dallas                 TX        1999       1999      60,000      2.8
221   East Lamar           Arlington              TX        1996       1996      43,000      3.0
222   Federal              Houston                TX        1988       1988      55,000      3.4
223   First Colony         Missouri City          TX        2000       1994      42,000      2.8
224   Fredicksburg         San Antonio            TX        1987     1978/82     82,000      4.5
225   Georgetown           Austin                 TX        1997       1996      58,000      4.1
226   Greenville           Dallas                 TX        1998       1998      61,000      2.8
227   Helotes              San Antonio            TX        2000       2000      56,000      3.4
228   Henderson Pass       San Antonio            TX        1998       1995      46,000      2.5
229   Henderson Street     Fort Worth             TX        1999       1999      66,000      0.9
230   Highway 78           San Antonio            TX        1998       1997      55,000      4.4
231   Hill Country Village San Antonio            TX        1985       1982      79,000      4.0
232   Hillcroft            Houston                TX        1991       1988      59,000      3.4
233   Hurst                Hurst                  TX        1987       1974      67,000      4.7
234   Imperial Valley      Houston                TX        1988       1987      54,000      3.1

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
235   Irving               Irving                 TX        1985     1975/84    141,000     11.4
236   MacArthur Blvd.      Irving                 TX        1986       1984      63,000      7.2
237   Kingwood             Kingwood               TX        1988       1988      54,000      3.3
238   Lakeline             Austin                 TX        2000       2001      68,000      3.5
239   Las Colinas          Irving                 TX        2000       2000      54,000      1.9
240   Lewisville           Dallas                 TX        1997       1997      62,000      4.0
241   McArthur Crossing    Irving                 TX        1996       1996      65,000      4.1
242   Medical Center       Houston                TX        1989       1989      57,000      2.6
243   Medical Center SA    San Antonio            TX        1998       1999      58,000      3.0
244   Mission Bend         Houston                TX        1995       1995      69,000      4.1
245   Nacodoches           San Antonio            TX        1998       1996      39,000      2.5
246   North Austin         Austin                 TX        1986       1982      67,000      5.9
247   North Carrollton     Carrollton             TX        2000       1999      65,000      3.6
248   North Park           Kingwood               TX        2000       1996      48,000      3.6
249   Oak Farm Dairy       Houston                TX        1999       1999      65,000      1.8
250   Oak Hill             Austin                 TX        1999       1999      65,000      2.9
251   Olympia              Missouri City          TX        1998       1999      66,000      4.0
252   Park Cities East     Dallas                 TX        1995       1995      68,000      4.3
253   Parker Road          Dallas                 TX        1995       1995      65,000      3.5
254   Preston Road         Dallas                 TX        1997       1997      62,000      3.2
255   Quarry               San Antonio            TX        1999       1999      66,000      1.4
256   River Oaks           Houston                TX        1996       1989      67,000      2.4
257   Round Rock           Austin                 TX        1997       1995      55,000      3.6
258   San Antonio NE       San Antonio            TX        1985       1982      74,000      3.6
259   Slaughter Lane       Austin                 TX        1997       1994      76,000      4.6
260   South Cooper         Arlington              TX        1996       1996      66,000      3.7
261   South Main           Houston                TX        2000       1999      25,000      3.6
262   Southlake            Dallas                 TX        1998       1998      66,000      4.6
263   Spring Branch        Houston                TX        2000       1996      27,000      2.0
264   Sugarland            Sugarland              TX        1988       1987      55,000      3.0
265   T.C. Jester          Houston                TX        1996       1990      64,000      2.8
266   Thousand Oaks        San Antonio            TX        1986       1987      53,000      2.9
267   Universal City       San Antonio            TX        1995       1985      82,000      5.1
268   Valley Ranch         Coppell                TX        1997       1995      94,000      5.1

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
269   West U               Houston                TX        1989       1988      60,000      1.8
270   Westchase            Houston                TX        2000       1998      52,000      2.3
271   Westheimer           Houston                TX        1986       1977      73,000      3.7
272   Windcrest            San Antonio            TX        1996       1975      87,000      6.3
273   Woodforest           Houston                TX        1996       1996      54,000      6.2
274   Woodlands            Houston                TX        1988       1988      64,000      3.8
275   Bayside              Virginia Beach         VA        1988       1984      28,000      1.7
276   Burke                Fairfax                VA        1996       1984      32,000      1.7
277   Cascades             Sterling               VA        1998       1998      63,000      7.7
278   Cedar Road           Chesapeake             VA        1994       1989      36,000      2.1
279   Charlottesville      Charlottesville        VA        1994       1984      32,000      2.1
280   Chesapeake           Chesapeake             VA        1996       1986      58,000      5.2
281   Crater Road          Petersburg             VA        1994       1987      36,000      3.8
282   Dale City            Dale City              VA        1994       1986      31,000      1.6
283   Fairfax              Fairfax                VA        1986       1980      62,000      5.6
284   Falls Church         Falls Church           VA        1987       1988      93,000      1.5
285   Gainesville          Gainesville            VA        1994       1988      31,000      2.0
286   Herndon              Herndon                VA        1988       1985      39,000      3.0
287   Holland Road         Virginia Beach         VA        1994       1985      34,000      3.9
288   Jeff Davis Hwy       Richmond               VA        1994       1990      35,000      5.2
289   Kempsville           Virginia Beach         VA        1989       1985      33,000      2.0
290   Laskin Road          Virginia Beach         VA        1994       1984      39,000      2.5
291   Leesburg             Leesburg               VA        1996       1986      28,000      1.6
292   Manassas E. & W.     Manassas               VA        1988       1984      69,000      3.5
293   McLean               McLean                 VA        1997       1997      38,000      4.2
294   Merrifield           Fairfax                VA        1999       1999      73,000      4.7
295   Midlothian Turnpike  Richmond               VA        1996       1984      44,000      2.9
296   Newport News North   Newport News           VA        1996       1986      59,000      3.8
297   Newport News. S      Newport News           VA       1985/92     1985      59,000      3.9
298   North Richmond       Richmond               VA        1988       1984      37,000      2.6
299   Old Towne            Alexandria             VA        1999       1999      77,000      0.9
300   Potomac Mills        Potomac Mills          VA        1997       1997      69,000      3.8
301   Princess Anne Road   Virginia Beach         VA        1994       1985      40,000      2.2
302   S. Military Highway  Virginia Beach         VA        1996       1984      48,000      2.7

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
303   Temple Avenue        Petersburg             VA        1994       1989      34,000      4.0
304   Virginia Beach       Virginia Beach         VA        1989       1985      65,000      2.3
305   Auburn               Auburn                 WA        1996       1996      62,000      7.3
306   Bellefield           Bellevue               WA        1996       1978      65,000      2.9
307   Bellevue East &      Bellevue               WA        1984       1975     165,000     10.8
      West
308   Bellingham           Bellingham             WA        1981       1981      74,000      5.7
309   Bremerton            Bremerton              WA        1997       1976      41,000      2.5
310   Burien               Seattle                WA        1985       1974      92,000      5.3
311   Burien II            Seattle                WA        1985       1979      60,000      3.0
312   Canyon Park JV       Bothell                WA        1996       1990      58,000      4.4
313   Canyon Rd.           Puyallup               WA        1996       1986      28,000      1.7
314   Capitol Hill         Seattle                WA        1987       1988      71,000      0.7
315   E. Bremerton         Bremerton              WA        1996       1985      66,000      3.1
316   East Lynnwood        Lynnwood               WA        1986       1978      80,000      3.8
317   Edmonds              Edmonds                WA        1984     1974/75    121,000      6.5
318   Everett              Everett                WA        1981       1978      63,000      4.2
319   Factoria             Bellevue               WA        1984       1984      57,000      3.8
320   Factoria Square      Bellevue               WA        1996       1989      70,000      1.9
321   Federal Way          Federal Way            WA        1984       1975     134,000      5.7
322   Fife                 Tacoma                 WA        1984       1977      63,000      3.9
323   Gig Harbor           Gig Harbor             WA        1999       1980      35,000      2.7
324   Hazel Dell           Vancouver              WA        1996       1989      56,000      3.4
325   Highland Hill        Tacoma                 WA        1981       1982      60,000      3.9
326   Interbay             Seattle                WA        1987       1988      84,000      0.4
327   Issaquah             Issaquah               WA        1985       1986      56,000      4.7
328   Juanita              Kirkland               WA        1998       1999      65,000      2.0
329   Kennydale            Renton                 WA        1996       1991      57,000      2.8
330   Kent                 Kent                   WA        1997       1977      44,000      2.5
331   Lacey                Olympia                WA        1997       1977      25,000      1.4
332   Lake City            Seattle                WA        1995       1987      51,000      1.1
333   Lake Union           Seattle                WA        1998       1998      68,000      2.1
334   Lakewood 512         Tacoma                 WA      87/88/91   1979/81    130,000     12.2
335   Lynnwood             Lynnwood               WA        1997       1979      54,000      4.0
336   Mill Creek           Everett                WA        1998       1998      68,000      3.1

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
337   North Spokane        Spokane                WA        1984       1976      78,000      4.1
338   Parkland             Tacoma                 WA        1997       1980      52,000      4.2
339   Pier 57              Seattle                WA        1986       1912      59,000      0.3
340   Pt. Orchard          Pt. Orchard            WA        1997       1991      46,000      3.0
341   Redmond              Redmond                WA        1998       1998      52,000      3.0
342   Renton               Renton                 WA        1984     1979/89     80,000      4.5
343   Salmon Creek         Vancouver              WA        1997       1997      68,000      2.6
344   Sammamish            Redmond                WA        1998       1998      76,000      5.0
345   Shoreline/Aurora N.  Seattle                WA        1986       1978     136,000      6.1
346   Smokey Point         Arlington              WA        1987     1984/87     35,000      2.2
347   South Center         Renton                 WA        1985       1979      68,000      4.1
348   South Hill           Seattle                WA        1995       1980      45,000      2.8
349   South Tacoma         Tacoma                 WA        1987       1975      46,000      3.1
350   Spokane              Spokane                WA        1997       1976      49,000      2.6
351   Sprague              Tacoma                 WA        1996     1950/89     52,000      2.8
352   Totem Lake           Kirkland               WA        1984       1978      61,000      2.6
353   Vancouver Mall       Vancouver              WA        1980       1982      46,000      3.3
354   West Olympia         Olympia                WA        1997       1978      30,000      2.2
355   West Seattle         Seattle                WA        1997       1997      66,000      3.4
356   Whitecenter          Seattle                WA        1980       1981      48,000      3.4
357   Woodinville          Woodinville            WA        1984     1982/84     70,000      3.5
358   Aartselaar (2)       Brussels             Belgium     1997       1997      76,000      1.7
359   Antwerpen Bredabann  Brussels             Belgium     2000       2000      67,000      1.5
      (2)
360   Brugge (2)           Brussels             Belgium     1999       1999      74,000      1.7
361   Forest (2)           Brussels             Belgium     1995       1995      49,000      0.4
362   Ghent (2)            Brussels             Belgium     1998       1998      72,000      1.7
363   Jette (2)            Brussels             Belgium     2000       2000      67,000      1.6
364   Kortrijk (2)         Brussels             Belgium     1999       1999      63,000      1.5
365   Leuven (2)           Brussels             Belgium     1998       1998      63,000      1.7
366   Liege (2)            Liege                Belgium     2000       2000      52,000      1.2
367   Machalen (2)         Brussels             Belgium     1997       1997      65,000      1.5
368   Molenbeek (2)        Brussels             Belgium     1995       1995      34,000      0.5
369   Overijse (2)         Brussels             Belgium     1998       1998      49,000      1.4

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/     OWNED      YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY     SINCE     BUILT        SF      ACREAGE
370   Waterloo (2)         Brussels             Belgium     1995       1995      86,000      3.5
371   Zaventem (2)         Brussels             Belgium     1996       1996      75,000      3.0
372   Ballainvilliers (2)  Paris                France      2000       2000      58,000      1.3
373   Fresnes (2)          Paris                France      2000       2000      56,000      1.3
374   Montrouge (2)        Paris                France      1997       1996      59,000      1.4
375   Nantere (2)          Paris                France      2000       2000      68,000      1.6
376   Nice (2)             Nice                 France      1997       1991      42,000      1.0
377   Osny (2)             Paris                France      2000       2000      54,000      1.2
378   Pontault-Combault    Paris                France      1999       1999      54,000      1.2
      (2)
379   Port Marly (2)       Paris                France      2000       2000      46,000      1.1
380   Rosny (2)            Paris                France      2000       2000      64,000      1.5
381   Varlin (2)           Paris                France      1997       1997      23,000      0.5
382   Villejuste (2)       Paris                France      2000       2000      61,000      1.4
383   Amersfoot (2)        Amersfoot          Netherlands   2000       2000      66,000      1.5
384   Amsterdam (2)        Amsterdam          Netherlands   2000       2000      54,000      1.2
385   Den Haag (2)         Den Haag           Netherlands   1999       1999      61,000      1.4
386   Maastricht (2)       Maastricht         Netherlands   2000       2000      51,000      1.2
387   Rotterdam (2)        Rotterdam          Netherlands   2000       2000      52,000      1.2
388   Utrecht Nieuwegein   Utrecht            Netherlands   2000       2000      61,000      1.4
      (2)
389   Handen (2)           Stockholm            Sweden      1999       1999      65,000      1.5
390   Jacobsberg (2)       Stolkholm            Sweden      1998       1998      60,000      2.6
391   Kungens Kurva (2)    Stockholm            Sweden      1998       1998      72,000      6.8
392   Lundavagen (2)       Malmo                Sweden      2000       2000      70,000      1.6
393   Molndal (2)          Gothenburg           Sweden      1999       1999      65,000      1.5
394   Rissne (2)           Stockholm            Sweden      1998       1998      67,000      2.3
395   Sodertalje (2)       Stockholm            Sweden      2000       2000      53,000      1.2
396   Sodermalm (2)        Stockholm            Sweden      1999       1999      26,000      0.6
397   Solna (2)            Stockholm            Sweden      1999       1999      69,000      1.6
398   Taby (2)             Stockholm            Sweden      1998       1998      60,000      2.5
399   Uppsala (2)          Stockholm            Sweden      1999       1999      63,000      1.5
400   Croydon (2)          London               United      1999       1999      67,000      1.5
                                                Kingdom
401   Norbury (2)          London               United      1999       1999      45,000      1.0
                                                Kingdom

                                                                                 APPROX
                                                PROPERTY                          NET
                                                 STATE/      OWNED     YEAR     RENTABLE
      PROPERTY NAME        PROPERTY LOCATION    COUNTRY      SINCE    BUILT        SF      ACREAGE
402   Hayes (2)            London               United       1999      1999      67,000      1.5
                                                Kingdom
403   Hanworth (2)         London               United       2000      2000      44,000      1.0
                                                Kingdom
404   Reading (2)          London               United       2000      2000      51,000      1.2
                                                Kingdom
405   Asnieres             Paris                France       2000      2001      65,000
406   Breda                Den Haag             Netherlands  2001      2001      64,000
407   Buchelay             Paris                France       2000      2001      57,000
408   Ewell                London               United       2000      2001      49,000
                                                Kingdom
409   Rotterdam II         Rotterdam            Netherlands  2001      2001      45,000
410   Upplands Vasby       Stockholm            Sweden       2000      2001      51,000
411   Zaandam                                   Netherlands  2001      2001      54,000
412   Wheaton (3)          Wheaton                IL         2001      2001      52,000

      Sub-TOTAL (owned                                                       25,987,251   1,421
      properties)

(1)     We are leasing a portion of the building and do not own land.
(2)     European properties.
(3)     We are leasing these properties under a tax retention operating lease.

                                   SCHEDULE II

                           SUBSIDIARIES OF THE COMPANY
                         AND OWNERSHIP OF CAPITAL STOCK

Subsidiaries                                                              Ownership
------------                                                              ---------
SSC Evergreen, Inc., a Delaware corporation                               100%
SSC Property Holdings, Inc., a Delaware corporation                       100%
Shurgard Development I, Inc., a Washington corporation                    100%
Shurgard Development II, Inc., a Washington corporation                   100%
Shurgard Development III, Inc., a Washington corporation                  100%
Shurgard Development IV, Inc., a Washington corporation                   100%
Shurgard Holdings, Inc., a Washington corporation                         100%
Shurgard Storage To Go, Inc., a Washington corporation                    100%
SSC Benelux, Inc., a Delaware corporation                                 100%
Shurgard TRS, Inc., a Washington corporation                              100%
Storage Line Management, LLC, a Washington limited liability company      100%
Shurgard Preferred Partners, LLC, a Washington limited liability company  100%

                                  SCHEDULE III

                               JOINT VENTURES AND
                           OWNERSHIP INTERESTS THEREIN

Partnerships/Joint Ventures                                               Ownership
---------------------------                                               ---------
SSC Benelux, SCA, a Belgium SCA                                            7.57%
Shurgard/Canyon Park Self-Storage LP                                       74.48%
Capital Hill Partners, a limited partnership                               90%
Shurgard Evergreen Limited Partnership                                     100%
Shurgard/Fremont Partners I, a WA general partnership                      100%
Shurgard/Fremont Partners II, a WA general partnership                     10%
Shurgard Institutional Partners                                            99.59%
Shurgard Institutional Fund L.P., a WA limited partnership                 87.72%
Shurgard Institutional Fund L.P. II, a WA limited partnership              99%
Shurgard Partners LP, a WA limited partnership                             83.33%
Shurgard Partners LP II, a WA limited partnership                          50%
Shurgard-RESCO, L.L.C.                                                     77.3%
Shurgard Texas Limited Partnership                                         100%
CCP/Shurgard Venture LLC (Chase)                                           20%

Shurgard-Freeman Affiliation Joint Ventures and LLCs                       50-86%(1)
        Shurgard-Freeman 100 Oaks, L.L.C.
        Shurgard-Freeman Franklin Joint Venture
        Shurgard-Freeman Hermitage Joint Venture
        Shurgard-Freeman Hickory Hollow Joint Venture
        Shurgard-Freeman Medical Center Joint Venture
        Shurgard-Freeman Memphis Properties, L.L.C.
        Shurgard-Freeman South Main Joint Venture
        Shurgard-Freeman Stone's River L.L.C.

Shurgard-Mikkelson Affiliation Joint Ventures                              85-90%(2)
        Shurgard-Brandon Joint Venture
        Shurgard-Carrollwood Joint Venture
        Shurgard-Mikkelson Colonial Town Joint Venture
        Shurgard-Mikkelson Daytona Beach Joint Venture
        Shurgard-Mikkelson Eau Gallie Joint Venture
        Shurgard-Mikkelson Hyde Park Joint Venture
        Shurgard-Mikkelson Maitland Joint Venture
        Shurgard-Mikkelson Oldsmar Joint Venture
        Shurgard-Mikkelson Ormand Beach Joint Venture
        Shurgard-Mikkelson Oviedo Joint Venture
        Shurgard-Mikkelson Red Bug Joint Venture

Partnerships/Joint Ventures                                               Ownership
---------------------------                                               ---------
        Shurgard-Mikkelson South Orange Joint Venture
        Shurgard-Mikkelson South Semoran Joint Venture
        Shurgard-Mikkelson Vineland Joint Venture
        Shurgard-Mikkelson West Town Joint Venture
        Shurgard-Mikkelson West Waters Joint Venture

1440 71st South, Tulsa, L.P.                                               50%

(1)     See Schedule II for % ownership by entity
(2) all Mikkelson agreements provide for option to acquire the assets under certain circumstances in the event of a change of control.

                                     ANNEX A

(i) The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified (or has made application to become registered and qualified) to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole;

(ii) Each of the Subsidiaries that is organized in the United States is a corporation duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); except as described in Schedule II, all the outstanding shares of capital stock of each of the Subsidiaries that is organized in the United States have been duly authorized and validly issued, are fully paid and nonassessable, and the Company owns of record the percentage of outstanding shares of each such Subsidiary set forth in Schedule II and to such counsel's knowledge, is free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole;

(iii) Each of the general partnership or joint venture agreements pursuant to which the Joint Ventures were formed has been duly authorized, executed and delivered by the Company or its Subsidiaries, as applicable and the Company's interest in such Joint Venture as described in Schedule III is reflected in the agreement applicable to such Joint Venture;

(iv) The authorized capital stock of the Company is as set forth under the captions "Description of the Common Stock", "Description of the Preferred Stock" and "Restrictions on Transfers of Capital Stock; Excess Stock" in the Prospectus; the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in such sections in the Prospectus; as of the date of such counsel's opinion, prior to the issuance of the Shares, there are [29,919,006] shares of Class A Common Stock, 154,604 shares of Class B

        Common Stock, 2,000,000 shares of 8.8% Series B Cumulative Redeemable Preferred Stock, 2,000,000 shares of 8.70% Series C Cumulative Redeemable Preferred Stock and 3,000,000 Shares of 8.75% Series D Cumulative Redeemable Preferred Stock outstanding;

(v) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

(vi) The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

(vii) The form of certificates for the Shares conforms to the requirements of the Washington Business Corporation Act;

(viii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

(ix) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriter as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

(x) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or its respective bylaws or other organizational documents, and, to the best knowledge of such counsel, is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness that is listed as an exhibit to the Registration Statement or to any Incorporated Document, where such violation or default, individually or in the aggregate, has had or is likely to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, except as may be disclosed in the Prospectus;

(xi) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Subsidiaries or any of their respective properties, except for such breaches or defaults that have not had and would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole;

(xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as has been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriter as contemplated by this Agreement;

(xiii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

(xiv) To the knowledge of such counsel, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), the Registration Statement or any Incorporated Document, there are no legal or governmental proceedings pending or threatened against the Company


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        or any of the Subsidiaries, or to which the Company or any of the
        Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

(xv) The statements in the Registration Statement and Base Prospectus under the subheadings "Real Estate Investment Risks" and "Risks Relating to Qualification as a REIT" under the caption "Risk Factors" and under the captions "General Description of Securities," "Description of the Common Stock," "Description of the Preferred Stock," "Description of the Debt Securities, " Restrictions on Transfers of Capital Stock, Excess Stock," and "ERISA Considerations", insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

(xvi) Based on certain customary assumptions and representations (acceptable to Perkins Coie and to counsel for the Underwriter in their reasonable discretion) relating to applicable asset composition, source of income, stockholder diversification distribution, record keeping tests and other requirements of the Code necessary for the Company to qualify as a REIT, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000; the Company's current organization and method of operations should permit the Company to continue to qualify as a REIT under the Code. The discussion in the Prospectus under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Shares;

(xvii) None of the Company nor any Subsidiary is, or solely as a result of the consummation of the transactions contemplated hereby, will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended;

(xviii) Although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has

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
        participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document.) Nothing in this opinion (xviii) modifies or affects the opinions set forth in opinions (xv) and (xvi);

(xix) To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

(xx) To such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

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